Danimer Scientific Announces Improved Liquidity Position with Closing of $130 Million Senior Secured Term Loan

-- Pre-announces Preliminary Full Year 2022 Results In-line with Guidance Ranges --

-- Announces Date for Fourth Quarter and Full Year 2022 Earnings Call --

BAINBRIDGE, GA – March 20, 2023 –Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next-generation bioplastics company focused on the development and production of biodegradable materials, today announced it had closed a new senior secured term loan (“Term Loan”) with an aggregate principal amount of $130 million that expands its capital structure, significantly improves its near-term liquidity position, and enables it to maintain strategic and operational flexibility as it executes its growth strategy.

Stephen E. Croskrey, Danimer’s Chairman and Chief Executive Officer, commented, “We are pleased to complete this transaction, as it provides us with the financial flexibility to better navigate the market environment as we grow our business. We elected to enhance our liquidity position through debt as we view this as a much better alternative than dilution to shareholders at current market prices. We believe that our growth opportunities are excellent and that our PHA-based biodegradable resins are disrupting the use of petroleum-based plastic across a range of end-use categories. We are looking forward to taking full advantage of our successful expansion of capacity in our Kentucky manufacturing facility, and we are energized by the momentum in our business.”

The Term Loan, arranged by Jefferies (NYSE: JEF), bears interest at an annual rate of 14.4 percent, is secured by the assets of the Company, and is backed pursuant to the terms of the loan agreement by collateral protection insurance arranged by AON plc (NYSE: AON). After customary fees and expenses associated with the transaction, net proceeds to the Company were $98.6 million of which $12.5 million will be held in a restricted reserve account for future interest payments. The result is a net increase of $86.1 million of liquidity to Danimer to support general corporate purposes. The Term Loan contains a minimum liquidity requirement that will terminate upon obtaining the necessary consents for one of its subsidiaries to be become a guarantor under the Term Loan, which the Company expects to obtain within approximately 45 days. In connection with the Term Loan, Danimer issued a warrant to Jefferies to purchase 1,500,000 shares of the Company’s Class A common stock at an exercise price of $7.50 per share, subject to customary adjustments, at any time during the five-year exercise period.

The Company noted that the Term Loan matures on the earlier of March 17, 2027, or September 15, 2026, if more than $100 million principal amount of the Company’s current convertible notes remains outstanding at such date.

Pre-announcement of Full Year 2022 Results In-line with Guidance Ranges

The Company plans to release its fourth quarter and full-year 2022 financial results on March 28, 2023, and expects to report the following:

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Revenues of $53.2 million for the full year of 2022 compared to $58.7 million in the prior year. PHA-related sales grew by 34 percent over the prior year and represented 53 percent of 2022 revenue. PLA-based product sales declined $9.9 million from the prior year, which included $9.1 million of shipments to certain customers that sell product in Ukraine that did not recur in 2022 due to the ongoing war there.
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Full-year 2022 net loss of $(180) million, which included a $63 million goodwill impairment charge in the third quarter.

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Full-year 2022 Adjusted EBITDA1 of $(45) million, consistent with the range of guidance the Company first provided in May of 2022 and its most recent guidance of $(45) million to $(40) million.
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Cash and cash equivalents at year-end of $63 million, consistent with the Company’s most recent guidance of $60 million to $65 million.
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Full-year capital expenditures of $165 million, consistent with the Company’s most recent guidance of $165 million to $170 million.

(1) An explanation of the non-GAAP measure disclosed in this release and a reconciliation of such non-GAAP result to the comparable GAAP measure is included in the “Non-GAAP Financial Measure” section of the release.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, March 28, 2023, at 5:00 p.m. Eastern time to review fourth quarter and full-year 2022 results, discuss recent events and conduct a question-and-answer session. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-9208 or 1-201-493-6784, respectively. Upon dialing in, please request to join the Danimer Scientific Full Year 2022 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our expectations for full year 2022 revenues, capital expenditures, Adjusted EBITDA and cash balances. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand for our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact on our business, operations and financial results from the ongoing conflict in Ukraine; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

James Palczynski

ir@danimer.com

Phone: 415-876-8429

Media

Anthony Priwer

apriwer@daltonagency.com

Phone: 615-515-4892

Non-GAAP Financial Measure

This press release includes the non-GAAP financial measure “Adjusted EBITDA”. Danimer management views this metric as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments and impairment of goodwill; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Danimer believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because such measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes this non-GAAP metric offers additional financial information that, when coupled with the comparable GAAP result and the reconciliation to the comparable GAAP result, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measure. Although Danimer believes that Adjusted EBITDA may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA differently than Danimer does and, as a result, it may not be comparable to a similarly titled measure used by other companies, and (ii) Adjusted EBITDA excludes certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA and the comparable GAAP result, including providing a reconciliation to the comparable GAAP result, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Preliminary Reconciliation of Adjusted EBITDA to Net Loss (Unaudited)

Year Ended
December 31, 2022
(in millions)
Net loss	$(180)
Stock-based compensation	57
Depreciation and amortization	20
Gain on remeasurement of private warrants	(9)
Interest (income) expense, net	2
Income taxes	(1)
Litigation and other legal related	2
Impairment of goodwill	63
Loss on loan extinguishment	2
Other, net	(1)
Adjusted EBITDA	$(45)